SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

INDEX TO EXHIBITS
Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) None

b) None

c) Exhibits

          Exhibit 99.1 Copy of press release dated June 9, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

          On June 9, 2004, The Williams Companies, Inc. (“Williams”) and its wholly owned subsidiary, Williams Production RMT Company, announced the expiration, as of 5 p.m. Eastern on June 8, 2004, of their cash tender offers relating to approximately $1.34 billion aggregate principal amount of notes pursuant to their previously announced cash tender offers and consent solicitation. The companies have accepted for payment all notes validly tendered and not validly withdrawn pursuant to the tender offers. As of the expiration of the offers, the companies received tenders of notes with an aggregate principal amount of approximately $1.171 billion.

          A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: June 9, 2004	/s/ Brian K. Shore Name: Brian K. Shore Title: Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release dated June 9, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.